                                                               Exhibit (a)(1)(E)

                         GABELLI ASSET MANAGEMENT INC.

                           OFFER TO PURCHASE FOR CASH

                  800,000 SHARES OF ITS CLASS A COMMON STOCK,
                          PAR VALUE $0.001 PER SHARE,
                              AT A PURCHASE PRICE
             NOT IN EXCESS OF $31.75 NOR LESS THAN $28.00 PER SHARE
                       PURSUANT TO THE OFFER TO PURCHASE
                               DATED JUNE 5, 2003

            THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
     WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JULY 7, 2003,
                      UNLESS THE TENDER OFFER IS EXTENDED.

                                                                    June 5, 2003

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated June 5, 2003, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the tender offer, in connection with the tender offer by Gabelli Asset Management Inc., a New York corporation, to purchase up to 800,000 shares of its Class A common stock, par value $0.001 per share, at prices, net to the seller in cash, without interest, not greater than $31.75 nor less than $28.00 per share, specified by tendering stockholders, upon the terms and subject to the conditions set forth in the tender offer. The description of the tender offer in this letter is only a summary and is qualified by all of the terms and conditions of the tender offer set forth in the Offer to Purchase and Letter of Transmittal.

     Gabelli will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not in excess of $31.75 nor less than $28.00 per share, that it will pay for shares properly tendered and not properly withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. Gabelli will select the lowest purchase price that will allow it to purchase 800,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not in excess of $31.75 nor less than $28.00 per share. All shares properly tendered before the "expiration date" (as defined in Section 1 of the Offer to Purchase), at prices at or below the purchase price, and not properly withdrawn, will be purchased by Gabelli at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the proration provisions thereof. All shares acquired in the tender offer will be acquired in the same purchase price. Shares tendered at prices in excess of the purchase price and shares not purchased because of proration will be returned at Gabelli's expense to the stockholders who tendered such shares promptly after the expiration date. Gabelli reserves the right, in its sole discretion, to purchase more than 800,000 shares under the tender offer, subject to applicable law. See Sections 1 and 3 of the Offer to Purchase.

     If, at the expiration date, more than 800,000 shares, or such greater number of shares as Gabelli may elect to purchase pursuant to the tender offer and in accordance with applicable law, are properly tendered at or below the purchase price selected by Gabelli and not properly withdrawn, Gabelli will, upon the terms and subject to the conditions of the tender offer, accept shares for purchase on a pro rata basis from all stockholders whose shares are properly tendered at or below the purchase price and not properly withdrawn.

     If the number of shares properly tendered is less than or equal to 800,000 shares (or such greater number of shares as Gabelli may elect to purchase pursuant to the tender offer and in accordance with applicable law),

Gabelli will, upon the terms and subject to the conditions of the tender offer, purchase at the purchase price selected by Gabelli all shares so tendered.

     THE TENDER OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE TENDER OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 6 OF THE OFFER TO PURCHASE.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.

     We call your attention to the following:

          1. You may tender shares at prices not greater than $31.75 nor less than $28.00 per share as indicated in the attached Instruction Form, net to you in cash, without interest.

          2. You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase.

          4. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, July 7, 2003, unless Gabelli extends the tender offer.

          5. The tender offer is for 800,000 shares, constituting approximately 11.64% and 2.66% of the shares of Class A common stock and the aggregate number of shares of common stock, respectively, outstanding as of June 2, 2003.

          6. Tendering stockholders who are tendering shares held in their name or who tender their shares directly to the depositary will not be obligated to pay any brokerage commissions or fees to Gabelli, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Gabelli's purchase of shares under the tender offer.

          7. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate letters of transmittal on your behalf for each price you will accept for each portion tendered.

          8. The Board of Directors of Gabelli has approved the tender offer. However, neither Gabelli nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares or as to the price or prices at which stockholders may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which such shares should be tendered.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your instructions to us is also enclosed. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached instruction form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JULY 7, 2003, UNLESS GABELLI EXTENDS THE TENDER OFFER.

     As described in the Offer to Purchase, if, at the expiration date, more than 800,000 shares, or such greater number of shares as Gabelli may elect to purchase pursuant to the tender offer and in accordance with applicable law, are properly tendered at or below the purchase price selected by Gabelli and not properly withdrawn, Gabelli will, upon the terms and subject to the conditions of the tender offer, accept for purchase all shares properly tendered at prices at or below the purchase price and not properly withdrawn before the expiration date, on a pro rata basis, if necessary, with appropriate adjustments to avoid purchases of fractional shares, as provided in the Offer to Purchase.

     The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of Class A common stock. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

                                INSTRUCTION FORM

                                WITH RESPECT TO

                         GABELLI ASSET MANAGEMENT INC.

                               OFFER TO PURCHASE

              FOR CASH 800,000 SHARES OF ITS CLASS A COMMON STOCK,
                          PAR VALUE $0.001 PER SHARE,
                              AT A PURCHASE PRICE
             NOT IN EXCESS OF $31.75 NOR LESS THAN $28.00 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 5, 2003, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, in connection with the tender offer by Gabelli Asset Management Inc., a New York corporation, to purchase for cash 800,000 shares of its Class A common stock, par value $0.001 per share, at prices, net to the seller in cash, without interest, not greater than $31.75 nor less than $28.00 per share, specified by the undersigned, upon the terms and subject to the conditions of the tender offer.

     The undersigned understands that Gabelli will, upon the terms and subject to the conditions of the tender offer, determine a single per share purchase price, not in excess of $31.75 nor less than $28.00 per share, that it will pay for shares properly tendered and not withdrawn under the tender offer, taking into account the number of shares so tendered and the prices (in multiples of $0.25 specified by tendering stockholders. The undersigned understands that Gabelli will select the purchase price that will allow it to purchase 800,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $31.75 nor less than $28.00 per share, under the tender offer, subject to its right to increase the total number of shares purchased to the extent permitted by law. The undersigned understands that all shares properly tendered at prices at or below the purchase price and not properly withdrawn prior to the expiration date will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including its proration provisions, and that Gabelli will return at its expense all other shares, including shares tendered at prices greater than the purchase price and not properly withdrawn prior to the expiration date and shares not purchased because of proration, promptly following the expiration date.

     The undersigned hereby instruct(s) you to tender to Gabelli the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, under the terms and subject to the conditions of the tender offer.

     AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE
UNDERSIGNED:

                         SHARES*

---------------

* UNLESS OTHERWISE INDICATED, ALL OF THE SHARES HELD FOR THE ACCOUNT WILL BE TENDERED.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 IN THE LETTER OF TRANSMITTAL)

                   CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW.
                     IF YOU CHECK MORE THAN ONE BOX BELOW,
                 YOU WILL NOT HAVE VALIDLY TENDERED THE SHARES.

                             ---------------------

(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
     (SEE INSTRUCTION 5 IN THE LETTER OF TRANSMITTAL)

     By checking ONE of the following price boxes INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer" below, the undersigned hereby tenders shares at the purchase price checked. This action could result in none of the shares being purchased if the purchase price determined by Gabelli for the shares is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

[ ] $28.00    [ ] $29.00   [ ] $30.00   [ ] $31.00
[ ] $28.25    [ ] $29.25   [ ] $30.25   [ ] $31.25
[ ] $28.50    [ ] $29.50   [ ] $30.50   [ ] $31.50
[ ] $28.75    [ ] $29.75   [ ] $30.75   [ ] $31.75

        CHECK ONLY ONE BOX ABOVE. IF YOU CHECK MORE THAN ONE BOX ABOVE,
                 YOU WILL NOT HAVE VALIDLY TENDERED THE SHARES.

                             ---------------------

(2) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
     (SEE INSTRUCTION 5 IN THE LETTER OF TRANSMITTAL)

     By checking the box below INSTEAD OF ONE OF THE PRICE BOXES ABOVE (under "Shares Tendered at Price Determined by Stockholder") the undersigned hereby tenders shares at the purchase price, as the same will be determined by Gabelli in accordance with the terms of the tender offer.

     [ ] The undersigned wants to maximize the chance of having Gabelli purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking THIS BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Gabelli in accordance with the terms of the tender offer. This action may have the effect of lowering the purchase price and could result in receiving a price per share as low as $28.00.

                             ---------------------

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                 SIGNATURE BOX

Signature(s)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated
---------------------------------------------, 2003

Name(s) and address(es)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

--------------------------------------------------------------------------------
                         AREA CODE AND TELEPHONE NUMBER

--------------------------------------------------------------------------------
            TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER